EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-132018) (the “Registration Statement”) of our report dated March 14, 2006, relating to (i) the consolidated balance sheets of Foothill Independent Bancorp as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and (ii) management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, which appears in Foothill Independent Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the headings “Experts” in this Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP

March 14, 2006

Rancho Cucamonga, California